Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.    Registration Statement (Form S-8 No. 333-184805) pertaining to the II-VI Incorporated 2012 Omnibus Incentive Plan,
2.    Registration Statement (Form S-8 No. 333-199855) pertaining to the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan,
3.    Registration Statement (Form S-8 No. 333-228367) pertaining to the II-VI Incorporated 2018 Employee Stock Purchase Plan,
4.    Registration Statement (Form S-8 No. 333-228368) pertaining to the II-VI Incorporated 2018 Omnibus Incentive Plan,
5.    Registration Statement (Form S-8 No. 333-249995) pertaining to the II-VI Incorporated Amended and Restated 2018 Omnibus Incentive Plan,
6.    Registration Statement (Form S-8 No. 333-266007) pertaining to the Coherent, Inc. 2011 Equity Incentive Plan and Coherent, Inc. Equity Incentive Plan,
7.    Registration Statement (Form S-8 No. 333-275627) pertaining to the Coherent Corp. Employee Stock Purchase Plan
8.    Registration Statement (Form S-8 No. 333-275628) pertaining to the Coherent Corp. Omnibus Incentive Plan,
9.    Registration Statement (Form S-3 No. 333-258526) pertaining to II-VI Incorporated’s common stock and preferred stock, and
10.    Registration Statement (Form S-3 No. 333-266529) pertaining to II-VI Incorporated’s common stock and preferred stock;

of our reports dated August 16, 2024, with respect to the consolidated financial statements and the financial statement schedule of Coherent Corp. and Subsidiaries and the effectiveness of internal control over financial reporting of Coherent Corp. and Subsidiaries included in this Annual Report (Form 10-K) of Coherent Corp. for the year ended June 30, 2024.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
August 16, 2024